BUSINESS CONSULTANT SERVICES AGREEMENT

     This Agreement is entered into effective as of August 4, 2005 (the "Effective Date") by and between National Diversified Services, Inc., a Delaware Company, having its principal office at 1927 Gary Road, Stewartsville, NJ 08886, (the "Company"), and George Rubin, residing at 200 Central Park South, 30th Floor, New York, NY 10019 (the "Consultant").

                                    RECITALS:

     WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the retention of Consultant by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein described, the parties hereto mutually agree as follows:

     1. SCOPE OF SERVICES TO BE PROVIDED. The Company hereby retains Consultant to provide from his home or other location chosen by Consultant general business consulting services regarding all aspects of the business, including, but not limited to determination of services to be provided and the manner and/or method of providing those services, product development, product enhancement, marketing, sales, advertising, employment of others, day-to-day operations, business development, business growth, and, general business and administrative procedures and processes. Consultant has advised Company that tax advice is specifically excluded from the scope of the services Consultant will provide under this agreement. Consultant will not, without specific approval of Company's Board of Directors, contractually obligate Company to do or refrain from any act.

     2. DUTIES. The Consultant hereby accepts such retainer, and agrees to devote sufficient business time, attention, skills and efforts to the business and affairs of the Company to execute such duties consistent with the Consultant's position as may be assigned to him from time to time by the Officers and/or Directors of the Company. However, the Consultant shall not be required to travel outside of New York City and shall not be required to devote more than five hours per month to the affairs of the Company and Consultant shall be given 72 hours written notice in advance of the need for his services. Notwithstanding the foregoing, the Company acknowledges the Consultant has other business interests. The Company acknowledges and consents to the continuation of these interests and relationships.

     3. TERM. The term of the Consultant's Agreement will commence on the Effective Date and will continue for a period of one (1) year from the Effective Date.

     4. COMPENSATION.

        Cash Retainer
        -------------

        As full consideration for Consultant's services hereunder during the term of this Agreement, Company shall pay Consultant on the Effective Date, a non-refundable retainer fee of $59,474.16. Consultant shall be entitled to retain the Retainer fee irrespective of whether Company has required Consultant to perform any services during the term of this Agreement.

        Purchase of Shares
        ------------------

        In the event that during the term hereof Company (i) issues or sells, pursuant to that certain Standby Equity Distribution Agreement, dated as of April 28, 2005, by and between Cornell Capital Partners, LP and The Certo Group, Inc., any common stock or any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock for a consideration per share less than $.80 per share, or (ii) issues or sells, to any individual or entity not contemplated by the foregoing subsection
(i), any common stock or any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock for a consideration per share less than $1.00 per share, Company hereby grants Consultant an option to purchase such number of shares of common stock of Company to ensure that Consultant continues to hold the same percentage of outstanding common stock of Company held by Consultant immediately prior to such issuance or sale at a purchase price equal to $.001 per share, so long as the percentage of common stock of the Company held by Consultant subsequent to the exercise of the option granted herein does not exceed 7.7%. The Company hereby agrees that in the event that it obtains any material financing it shall file a Form 8-K or other public filing in accordance with the Securities Exchange Act of 1934, as amended. In the event that the Company makes a filing in accordance with the foregoing sentence, and the Consultant sends a subsequent notice to the Company inquiring as to the status of the option granted in this Section 4, the Company further agrees that it will provide the Consultant with sufficient information necessary for him to exercise his option.

     5. EXPENSES.

        Reimbursement for Expenses. The Company will promptly reimburse the Consultant in accordance with the Company's policies and practices for all expenses reasonably incurred by the Consultant in performance of the Consultant's duties under this Agreement. All expenses shall be pre-approved in writing by the Company.

     6. TERMINATION.

        During the one-year term of this Agreement, this Agreement may not be terminated by either party for any reason whatsoever.

     7. PRESERVATION OF CERTAIN PROVISIONS. Not withstanding provisions of this Agreement to the contrary, Sections 8 through 16 hereof shall survive the termination of this Agreement as necessary to give full enforcement of all of the provisions of this Agreement.

     8. AGENCY. It is understood and agreed that the Consultant is an independent contractor in respect to Consultant's relationship to Company, and that Consultant is not and should not be considered an agent or employee of the Company for any purpose. Consultant agrees not to represent himself as an agent or employee of the Company at any time.

     Nothing in this Agreement will be construed or implied to create a relationship of partners, agency, joint venturers, or of employer and employee between Consultant and Company.

     9. INDEPENDENT CONTRACTOR STATUS. Consultant will have full control and discretion as to the ways and means of performing any and all services to be provided under this Agreement. It is understood that in the performance of this Agreement Consultant is not in any way acting as an employee of Company, and Consultant will be responsible for all taxes, social security payments, and other similar payments or contributions due as a result of any payments made pursuant to the terms of this Agreement.

     As an independent contractor, Consultant agrees that Company has no obligation under the state or federal laws regarding employee liability, and that Company's total commitment and liability under this arrangement is the performance and the fees limited as described herein.

     10. CONFIDENTIAL INFORMATION. The Consultant recognizes and acknowledges he will have access to certain information of the Company which is confidential, including, but not limited to financial, personnel, sales, scientific, technical and other information regarding formulas, patterns, compilations, programs, devices, methods, techniques, operations, trade secrets, plans and processes that are owned by Company, actually or potentially used in the operation of Company's business, or obtained from third parties under an agreement of confidentiality, and that such information constitutes Company's "confidential information."

     Consultant agrees that the Company has a legitimate interest in protecting Confidential Information. The parties agree that the Company is entitled to protection of its interests and Consultant shall at no time, either during or subsequent to the term of this Agreement disclose to others, except as pursuant of his duties, any Confidential Information without prior Consent of the Company and Consultant agrees to execute a Confidentiality/Non-Disclosure Agreement.

     The Company will own any and all Confidential Information, inventions or other proprietary rights, created or discovered by Consultant in connection with Consultant's performance of his duties under this Agreement, as set forth in the Company's standard Proprietary Information Agreement, which Consultant agrees to execute as a condition of retention by the Company. The term "Confidential Information" with respect to Consultant is further defined in the Company's standard Proprietary Information Agreement. Consultant also agrees to cooperate with Company in executing any other documents necessary to convey or establish title in such Confidential Information, inventions or other proprietary rights to the Company.

     Consultant specifically agrees that he will not misuse, misappropriate, or disclose in writing, orally, or by electronic means, any trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of Consultant's engagement.

     Consultant acknowledges and agrees that the sale or unauthorized use or disclosure in writing, orally, or by electronic means, of any of Company's trade secrets obtained by Consultant during the course of Consultant's engagement under this Agreement, including information concerning Company's actual or potential work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Consultant promises and agrees not to engage in any unfair competition with Company, either during the term of this Agreement or at any other time thereafter.

     The restrictions against disclosure and/or use of Confidential Information does not apply to information which the Consultant can demonstrate was at the time of the execution of this Agreement:

     (a)     In the public domain; or

     (b)     Part of Consultant's prior knowledge; or

     (c)     Learned from a third party without the breach of a  confidential relationship with Company.

     Consultant  acknowledges  that  Company  regards  its mere  interest in the subject matter discussed with Consultant to be a matter of strict confidentiality. Consultant therefore agrees that Consultant will not disclose to any third party, at any time, any of the subject matter of this Agreement.

     Consultant agrees that all files, records, documents, drawings, specifications, equipment, software, and similar items, whether maintained in hard copy or in electronic form, relating to Company's business, whether prepared by Consultant or others, are and will remain exclusively the property of Company and that they will not be removed from Company's premises or, if kept in electronic form, from Company's computer systems without the express prior written consent of Company's Board of Directors.

     11. DELIVERY OF DOCUMENTS UPON TERMINATION. The Consultant shall deliver to the Company at the termination of his services copies of all Company documents, materials and information in his possession at time of termination.

     12. INDEMNIFICATION. Consultant agrees to indemnify Company against all federal, state, and local tax liability (including penalties and interest) which may result from any federal, state, or local tax audit (including, but not limited to, income, social security, disability, and unemployment taxes) that deems Consultant to be an employee rather than an independent contractor of Company.

     13. AGREEMENT BINDING ON SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in the Agreement, "Company" shall mean the Company herein before defined and any successor to its business or assets aforementioned which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     14. ASSIGNMENT. The Company may not assign this Agreement, (i) except in concert with, and to the acquiror of, all or substantially all of the business assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in this Section. The Consultant may not assign his rights or delegate his duties or obligations under this Agreement.

     15. NOTICE. Any notices or other communication required hereunder shall be in writing and shall be deemed to have been delivered or given when hand delivered, one (1) business day after being sent by fax (confirmed by mail) or sent by overnight courier five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication was given at the address set forth below, which address may be changed by notice given in accordance with this Section.

            If to the Company:              To the address set forth on page 1.

            If to the Consultant:   To the address set forth on page 1.

     16. MISCELLANEOUS:

        (a) SEVERABILITY. If any provision of the Agreement shall be held to be invalid or unenforceable, in whole or in part, such invalid or unenforceability shall not affect the remaining provisions of which shall remain in full force and effect.

        (b) NO ORAL MODIFICATION, WAIVER, OR DISCHARGE. No provisions to this Agreement may be modified, waived or discharged orally, but only by waiver, modification or discharge in writing signed by Consultant and such officer as may be designated by the Board of Directors of the Company to execute such a waiver, modification or discharge.

        (c) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, the parties hereby agree that the portion deemed invalid, enforceable or void shall, if possible, be reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purpose of validity and enforcement thereof.

        (d) ENTIRE AGREEMENT. This agreement represents the entire Agreement of the parties and shall supersede all previous contracts, arrangements or understandings, express or implied, between the Consultant and the Company with respect to the subject matter hereof.

        (e) EXECUTION IN COUNTERPARTS. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

        (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     The parties hereby execute this Agreement as of the Effective Date.

         COMPANY:                                    CONSULTANT:

         By: /s/ Morry Rubin                   By:  /s/ George Rubin
             ---------------                        -----------------
          Authorized Officer                   George Rubin